CERTIFICATE OF TRUST

                                       OF

                       TEMPLETON DEVELOPING MARKETS TRUST

     This Certificate of Trust of Templeton Developing Markets Trust, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 DEL. C.ss.3801 et seq.) (the "Act"), sets forth the following:


     FIRST: The name of the business trust formed hereby is Templeton Developing Markets Trust.

     SECOND: The address of the registered office of the Trust in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is SR Services, LLC.

     THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C.ss.ss.80a-1 et seq.).

     FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of Templeton Developing Markets Trust, have duly executed this Certificate of Trust as of the 7th day of May, 2002.



/s/Charles B. Johnson                       /s/Andrew H. Hines, Jr.
-----------------------------              -----------------------------------
Charles B. Johnson                          Andrew H. Hines, Jr.


/s/Harris J. Ashton                         /s/Edith E. Holiday
-----------------------------               ----------------------------------
Harris J. Ashton                            Edith E. Holiday


/s/Nicholas F. Brady                        /s/Betty P. Krahmer
-----------------------------               ----------------------------------
Nicholas F. Brady                           Betty P. Krahmer


/s/Frank J. Crothers                        /s/Gordon S. Macklin
-----------------------------               ----------------------------------
Frank J. Crothers                           Gordon S. Macklin


/s/Charles E. Johnson                       /s/Fred R. Millsaps
-----------------------------               ----------------------------------
Charles E. Johnson                          Fred R. Millsaps


/s/S. Joseph Fortunato                       /s/Constantine D. Tseretopoulos
-----------------------------               ----------------------------------
S. Joseph Fortunato                          Constantine D. Tseretopoulos